FOURTH AMENDMENT TO AGREEMENT
                         OF SALE AND ESCROW AGREEMENT


     This Fourth Amendment ("Fourth Amendment") to Agreement of Sale and Escrow Agreement is entered into as of August 12, 1996, by and between BH COURTYARDS OF KENDALL L.P., an Iowa Limited Partnership, as Purchaser, COURTYARDS OF KENDALL LIMITED PARTNERSHIP, an Illinois Limited Partnership, as Seller, and CHARTER TITLE COMPANY, as Escrow Agent.

                                   RECITALS

     A. Purchaser and Seller hereto have entered into an Agreement of Sale ("Agreement") dated June 5, 1996 for the purchase and sale of the apartment project known as Courtyards of Kendall Apartments and also a related Escrow Agreement ("Escrow Agreement") with Escrow Agent. The Agreement and Escrow Agreement were amended on June 17, 1996, July 2, 1996 and August 1, 1996.

     B. Purchaser, Seller and Escrow Agent now wish to further amend the Agreement and Escrow Agreement.

     NOW, THEREFORE, the Agreement and Escrow Agreement are amended as follows:

     1. The Approval Period as shown in Paragraph 16 of the Agreement is hereby extended to the close of business (5:00 P.M. Central Daylight Time) on August 16, 1996.

     2. The Disapproval Date shown in Paragraph 1 of the Escrow Agreement is hereby changed to August 16, 1996.

     3. Except as modified herein, all other terms and conditions of the Agreement and Escrow Agreement as modified by the First Amendment, Second Amendment and Third Amendment remain in full force and effect.

     4. All capitalized terms used herein shall have the same meaning as in the Agreement and Escrow Agreement.

     5. This Fourth Amendment may be executed in multiple facsimile counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have put their hand and seal as of the date set forth above.

                              PURCHASER:

                              BH COURTYARDS OF KENDALL L.P., an
                              Iowa Limited Partnership

                              By:  BH EQUITIES, INC., an Iowa
                                   corporation, the general partner

                              By:  /s/Harry Bookey
                                   -------------------------------
                                   Harry Bookey, President


                              SELLER:

                              COURTYARDS OF KENDALL LIMITED
                              PARTNERSHIP, an Illinois limited partnership

                              By:  Balcor Partners-XV, an Illinois general
                                   partnership, its general partner

                              By:  RGF-Balcor Associates-II, an Illinois
                                   general partnership, a general partner

                              By:  The Balcor Company, a Delaware
                                   corporation, a general partner

                              By:  /s/Phillip Schechter
                                   ---------------------------------
                                   Phillip Schechter
                                   Authorized Agent

                              ESCROW AGENT:

                              CHARTER TITLE COMPANY


                              By:
                                   --------------------------------
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